Exhibit 10.4

ELEVENTH SUPPLEMENTAL INDENTURE
This Eleventh Supplemental Indenture (this “Supplemental Indenture”), dated as of December 12, 2017, is by and among Energy Transfer Partners, L.P., a Delaware limited partnership, as successor entity under each of the Indentures referred to below (the “Partnership”), Regency Energy Finance Corp., a Delaware corporation (“Regency Finance”), Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “SXL Guarantor”), and Wells Fargo Bank, National Association (the “Trustee”), as trustee under each of the Indentures referred to below.
WITNESSETH
WHEREAS, the Partnership is the sole member of Sunoco Logistics Partners GP LLC, a Delaware limited liability company and general partner of the Guarantor;
WHEREAS, the Partnership is party to that certain (i) Credit Agreement dated as of December 1, 2017 among the Partnership, Wells Fargo Bank, National Association, as administrative agent, the other lenders party thereto and the other parties named therein (the “Revolving Credit Agreement”) and (ii) 364-Day Credit Agreement dated as of December 1, 2017 among the Partnership, Wells Fargo Bank, National Association, as administrative agent, the other lenders party thereto and the other parties named therein (the “364-Day Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”);
WHEREAS, the SXL Guarantor has entered into the following guarantees (the “Credit Agreement Guarantees”): (i) Guaranty, dated as of December 1, 2017 by and among the SXL Guarantor, the Partnership and Wells Fargo Bank, National Association, as administrative agent, pursuant to which the SXL Guarantor has guaranteed the obligations of the Partnership under the Revolving Credit Agreement, and (ii) Guaranty, dated as of December 1, 2017 by and among the SXL Guarantor, the Partnership and Wells Fargo Bank, National Association, as administrative agent, pursuant to which the SXL Guarantor has guaranteed the obligations of the Partnership under the 364-Day Credit Agreement;
WHEREAS, Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and Regency Finance (together with Regency, the “Original Issuers”) duly issued (i) 5.750% Senior Notes due 2020 (the “2020 Notes”) in an aggregate principal amount of $400,0000,000, pursuant to the Base Indenture dated as of September 11, 2013 (the “Base Indenture”), by and among the Original Issuers, the guarantors party thereto and the Trustee, as amended and supplemented by the First Supplemental Indenture dated as of September 11, 2013 (the Base Indenture as so amended and supplemented and as further amended, supplemented or otherwise modified to date with respect to the 2020 Notes, the “2020 Notes Indenture”); (ii) 5.875% Senior Notes due 2022 (the “5.875% 2022 Notes”) in an aggregate principal amount of $900,000,000, pursuant to the Base Indenture, as amended and supplemented by the Third Supplemental Indenture dated as of February 10, 2014 (the Base Indenture as so amended and supplemented and as further amended, supplemented or otherwise modified to date with respect to the 5.875% 2022 Notes, the “5.875% 2022 Notes Indenture”) and (iii) 5.00% Senior Notes due 2022 (the “5.00% 2022 Notes” and, together with the 2020 Notes and the 5.875% 2022 Notes, the “Notes”) in an aggregate principal amount of $700,000,000, pursuant to the Base Indenture, as amended and supplemented by the Sixth

Supplemental Indenture dated as of July 25, 2014 (the Base Indenture as so amended and supplemented and as further amended, supplemented or otherwise modified to date with respect to the 5.00% 2022 Notes, the “5.00% 2022 Notes Indenture” and, together with the 2020 Notes Indenture and the 5.875% 2022 Notes Indenture, the “Indentures” and each, an “Indenture”);
WHEREAS, Section 9.01(4) of each Indenture provides that, without the consent of the Holders, the Indenture may be amended to make any change that would provide any additional rights of benefits to the Holders of the applicable series of Notes or that does not adversely affect the legal rights thereunder of any such Holder;
WHEREAS, so long as the SXL Guarantor guarantees the obligations of the Partnership under the Credit Agreements, the SXL Guarantor desires to fully and unconditionally guarantee all payment obligations of the Partnership and Regency Finance with respect to each series of Notes on the terms set forth herein;
WHEREAS, the Partnership, Regency Finance and the SXL Guarantor desire and have requested the Trustee to join in entering into this Supplemental Indenture;
WHEREAS, the Partnership, Regency Finance and the SXL Guarantor have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) this Supplemental Indenture compiles with the Indenture, (ii) all conditions precedent provided in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with and (iii) the execution of this Supplemental Indenture is authorized or permitted by the Indenture;
WHEREAS, the Partnership, Regency Finance and the SXL Guarantor have been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;
WHEREAS, pursuant to Section 9.01 of each Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Partnership, Regency Finance and the SXL Guarantor to make this Supplemental Indenture valid and binding on the Partnership, Regency Finance and the SXL Guarantor, as applicable, have been complied with or have been done or performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership, Regency Finance, the SXL Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of each series of Notes as follows:

ARTICLE ONE
REPRESENTATIONS AND WARRANTIES OF THE SXL GUARANTOR

The SXL Guarantor represents and warrants to the Trustee as follows
Section 1.01. GOOD STANDING. It is a limited partnership duly formed, validly existing and in good standing under the laws of the state of its formation as set forth in the preamble hereto.
Section 1.02. AUTHORIZATION. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary limited partnership action on its part.
ARTICLE TWO
THE GUARANTEE

Section 2.01. GUARANTEE. The SXL Guarantor hereby agrees to fully and unconditionally guarantee the full and punctual payment (whether at maturity, upon acceleration, upon redemption or otherwise) of the principal of (and premium, if any) and interest on, and all other amounts payable under each series of the Outstanding Notes and the full and punctual payment of all other amounts payable by the Partnership and Regency Finance to the Holders of each series of the Outstanding Notes under the Indentures (the “SXL Guarantee”). Upon the failure by the Partnership and Regency Finance to fully and punctually pay any such amount, the SXL Guarantor shall forthwith and on demand pay the amount not so paid at the place and in the manner specified in the Indentures.
Section 2.02. GUARANTEE UNCONDITIONAL. The SXL Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be release, discharged or otherwise affected by:

a)
any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Partnership and Regency Finance under the Indentures or the Outstanding Notes, by operation of law or otherwise;

b)
any modification or amendment of, or supplement to, the Indentures or the Outstanding Notes (other than a modification, amendment or supplement effected in accordance with the terms of the Indentures that expressly releases, discharges or otherwise affects the SXL Guarantee);

c)
any change in the corporate existence, structure or ownership of the Partnership and Regency Finance, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Partnership and Regency Finance or their respective assets or any resulting release or discharge of any obligation of the Partnership and Regency Finance contained in the Indentures or the Outstanding Notes;

d)
the existence of any claim, set-off or other right that the SXL Guarantor may have at any time against the Partnership and Regency Finance, the Trustee or any other Person, whether in connection with the Indentures or an unrelated transaction, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

e)
any invalidity, irregularity or unenforceability relating to, or against the Partnership and Regency Finance for any reason of, the Indentures or any series of Outstanding Notes, or any provision of applicable law or regulation purporting to prohibit the payment by the Partnership and Regency Finance of the principal of or interest on such series of Outstanding Notes or any other amount payable by the Partnership and Regency Finance under the Indentures; or

f)
any other act or omission to act or delay of any kind by the Partnership and Regency Finance, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of or defense to the SXL Guarantor’s obligations hereunder (other than an act contemplated by the parenthetical in Section 2.02(b) above).

Section 2.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Subject to Section 2.08, the SXL Guarantee shall remain in full force and effect until the principal of (and premium, if any) and interest on, and all other amounts payable under, the applicable series of Outstanding Notes, and all other amounts payable by the Partnership and Regency Finance to the Holders of such series of Outstanding Notes under the Indentures have been paid in full. If at any time any payment of the principal of (or premium, if any) or interest on, or any other amounts payable under, the applicable series of Outstanding Notes or any other amount payable by the Partnership or Regency Finance to the Holders of such series of Outstanding Notes under the Indentures is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Partnership or Regency Finance or otherwise, the SXL Guarantee with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
Section 2.04. WAIVER BY THE SXL GUARANTOR. The SXL Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Partnership or Regency Finance or any other Person.
Section 2.05. SUBROGATION. The SXL Guarantor agrees that, until the indefeasible payment and satisfaction in full in cash of all applicable obligations under the applicable series of Outstanding Notes, the Guarantee and the Indentures with respect to such series of Outstanding Notes, the SXL Guarantor shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of the SXL Guarantee, whether by subrogation or otherwise, against the Partnership and Regency Finance.
Section 2.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Partnership and Regency Finance to the Holders of the applicable series of Outstanding Notes under the Indentures or such series of Outstanding Notes is stayed upon the insolvency, bankruptcy or reorganization of the Partnership and Regency Finance, all such amounts otherwise subject to acceleration under the terms of the Indentures are nonetheless payable by the SXL Guarantor hereunder forthwith on demand by the Trustee or the Holders of such series of Outstanding Notes.
Section 2.07. NOTATION OF GUARANTEE NOT REQUIRED. The SXL Guarantor acknowledges that the SXL Guarantee shall remain in full force and effect notwithstanding the absence on any Outstanding Note of a notation relating to the SXL Guarantee.
Section 2.08. RELEASE OF SXL GUARANTOR. The SXL Guarantor’s obligations under the SXL Guarantee shall terminate (a) upon satisfaction and discharge of the applicable Indenture pursuant to Section 11.08 of such Indenture, (b) upon Legal Defeasance pursuant to Section 11.02 of each Indenture or Covenant Defeasance pursuant to Section 11.03 of each Indenture or (c) the date on which the Credit Agreement Guarantees are terminated in accordance with the terms thereof. Upon delivery by the Partnership and Regency Finance to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably required in order to evidence the release of the SXL Guarantor from its obligations under the SXL Guarantee.
Section 2.09. BENEFITS ACKNOWLEDGED. The SXL Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by each of the Indentures and that the guarantee and waivers made by the SXL Guarantor pursuant to the SXL Guarantee are knowingly made in contemplation of such benefits.

ARTICLE THREE
AMENDMENT OF INDENTURE

With respect to each series of Outstanding Notes, Section 1.01 of each of the Indentures is hereby amended by inserting or restating, as the case may be, each of the following defined terms in the appropriate alphabetical position:
“SXL Guarantee” has the meaning given to such term in Section 2.01 to the Eleventh Supplemental Indenture hereto, dated as of December 12, 2017.
“SXL Guarantor” means Sunoco Logistics Partners Operations L.P., but only for so long as Sunoco Logistics Partners Operations L.P. remains obligated under the SXL Guarantee pursuant to the terms of the Eleventh Supplemental Indenture hereto, dated as of December 12, 2017.

ARTICLE FOUR
MISCELLANEOUS

Section 4.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the applicable Indenture.

Section 4.02. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Partnership, Regency Finance, the Guarantor and the Trustee.
Section 4.03. NOTICES. All notices or other communications to the Guarantor shall be given as provided in each of the Indentures addressed as follows:
Sunoco Logistics Partners Operations L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Attn: Chief Financial Officer

Section 4.04. RATIFICATION OF THE INDENTURES; SUPPLEMENTAL INDENTURE. Each of the Indentures is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Partnership, Regency Finance, the Guarantor and the Trustee, this Supplemental Indenture shall form a part of each of the Indentures for all purposes, and the Partnership, Regency Finance, the Guarantor, the Trustee and every Holder of each series of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the 2020 Notes Indenture, the 5.875% 2022 Notes Indenture or the 5.00% 2022 Notes Indenture, whether within such indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.
Section 4.05. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 4.06. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Partnership, Regency Finance and the Guarantor, and the Trustee assumes no responsibility for their correctness.
Section 4.07. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Guarantor in this Supplemental Indenture shall bind its successors and assigns.
Section 4.08. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 4.09. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.10. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or any of the Indentures shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of each of the Indentures and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

PARTNERSHIP:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.
its general partner

By:	Energy Transfer Partners, L.L.C.
its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

REGENCY FINANCE:

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

GUARANTOR:

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:	Sunoco Logistics Partners GP LLC
its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C. Stohlman
Name:	John C. Stohlman
Title:	Vice President